September 27, 2006


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437


        Re:    Residential Accredit Loans, Inc.
               Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QA8


Ladies and Gentlemen:

        We have advised Residential Accredit Loans, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of the Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QA8 (the "Certificates"). The Certificates will be issued pursuant to a Series Supplement, dated as of September 1, 2006, to the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2006, (together, the "Pooling and Servicing Agreement") as more particularly described in the prospectus, dated August 8, 2006 (the "Base Prospectus"), and the prospectus supplement, dated September 26, 2006 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-131213) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on January 23, 2006, and declared effective on March 3, 2006 (the "Registration Statement").

 Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Material Federal Income Tax Consequences" in the Base Prospectus and "Material Federal Income Tax Consequences" in the Prospectus Supplement. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt as our opinion the opinions set forth herein.

Residential Accredit Loans, Inc.
September 27, 2006
Page 2




        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                            Very truly yours,



                                            /s/ ORRICK, HERRINGTON & SUTCLIFFE


                                            ORRICK, HERRINGTON & SUTCLIFFE LLP